Exhibit 10.55

                    AMENDMENT TO LICENSE AND OPTION AGREEMENT
                                (the "Amendment")

     This Amendment is effective as of the 8th day of April, 2002, by and between H.C. Implants B.V., a corporation duly organized and existing under the laws of the Netherlands, having its registered office at Zernikedreef 6 (2333 CL) Leiden, the Netherlands, and/or Osteotech, Inc., a corporation duly organized and existing under the laws of the State of New Jersey, having its registered office at 51 James Way, Eaton Town, New Jersey, USA hereinafter jointly "Licensor", and IsoTis N.V., formerly known as Matrix Medical Holding B.V., a corporation duly organized and existing under the laws of the Netherlands, having its statutory seat in Amsterdam and its office at Professor Bronkhorstlaan 10 D (3723 MB) Bilthoven, the Netherlands, hereinafter "Licensee",

     WHEREAS:

          A.   Licensor  and  Licensee  have  entered  into a License and Option
               Agreement on the 27th day of June, 1997, of which a copy is attached to this Amendment, hereinafter the "Agreement";

          B. Capitalized terms used in this Amendment refer to the capitalized terms and definitions that have been used in the Agreement;

          C. Licensee is desirous to exercise its option under the Agreement to purchase the Patents and Licensor is desirous to assign the Patents to Licensee;

          D. Licensee is desirous to enter into an agreement to acquire from Cam Implants B.V., a wholly owned subsidiary of Licensor ("CAM"), its business, certain of its assets and certain of its liabilities (the "CAM Business"), hereinafter the "CAM Business Acquisition Agreement." Licensee and CAM have entered into negotiations to that effect and they intend to transfer the CAM Business no later than May 31st, 2002;

          E. Licensee and Licensor wish to amend the Agreement to the effect that the payment by Licensee and the execution of the patent assignment by Licensor is subject to the terms and conditions as set out in the Agreement and this Amendment thereto;

          F. Following the execution and implementation of this Amendment the Agreement will be deemed to have been terminated save as otherwise provided here below.

     NOW THEREFORE:

     Licensor and Licensee agree that:

          1. Section 2.3 of the Agreement will be amended so as to read as follows:

               "2.3 (a) So long as Licensee is not in default of any provision of the Agreement, Licensee will have the option to purchase the Patents (the "Purchase Option") for a purchase price equal to an initial payment of USD 1,000,000 ("Initial Payment").

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                    (b) An  additional  USD  250,000  will be due by Licensee to
               Licensor in accordance with the following conditions:

                    (i) if Licensee falls to enter into the CAM Business Acquisition Agreement on or prior to May 31st, 2002, Licensee will pay an additional amount of USD 250,000 to Licensor no later than May 31st, 2002; or

                    (ii) if  Licensee  decides  prior to May  31st,  2002 not to enter into the CAM Business Acquisition Agreement, an additional amount of USD 250,000 will be due and payable to Licensor within 5 business days after informing CAM of such decision, but no later than May 31st, 2002.

                    (c) Section 2.3 (b)(i) of the Agreement will not be applicable, in the event that, on or prior to May 31st, 2002, CAM has not made available to Licensee such information concerning the CAM Business which Licensee may reasonably require in relation to its proposed acquisition of the CAM Business as long as such information actually exists, or In the event that CAM has decided on or before May 31st, 2002 not to enter into the CAM Business Acquisition Agreement.

                    (d) The Purchase Option shall be exercised by written notice given by Licensee to the Licensor, which notice is deemed to be given through the signing of this Amendment, and payment by Licensee to Licensor of an amount of USD 1,250,000 (the "Escrow Amount") no later than April 10th, 2002 by means of a telephonic transfer by Licensee to bank account number 41.18.32.352 with ABN Amro Bank N.V. in the name of Stibbe Derdengelden Nortariaat (the "Escrow Account").

                    (e) Licensor  shall execute a patent  assignment in the form set forth in Appendix B, forthwith upon payment by the Licensee of the Escrow Amount into the Escrow Account.

                    (f) An amount of USD  1,000,000  of the Escrow  Amount  plus accrued interest will be released to Licensor upon the following conditions having been fulfilled:

                        (i) the due execution by the Licensor and the Licensee of the Patent Assignment in the form of Appendix B hereto and the signing by Licensor of any further forms or deeds required to be signed or executed by Licensor in connection with the requisite IP filings at the relevant patent and trade mark offices in and outside the Netherlands, all as listed in Appendix C hereto, and

                        (ii) delivery to the Licensee of all intellectual property files in relation to the Patents.


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

          It is understood that Licensee will be responsible for and undertakes to do whatever is necessary to do any filings with the Office of Patents and Trademarks of the Netherlands, the US Patent and Trademark Office and any corresponding offices of countries foreign to the Netherlands and the USA at its costs, and that Licensor will do whatever it can to assist the Licensee therein if requested to do so.

                           (g) An amount of USD  250,000  of the  Escrow  Amount
                  plus accrued interest will be released to Licensor upon the occurrence of a situation as described in section 2.3 (b),

                           (h) An amount of USD  250,000  of the  Escrow  Amount
                  plus accrued interest will be released to Licensee upon Licensor and Licensee having entered into the CAM Business Acquisition Agreement on or before May 31st, 2002, or upon the occurrence of a situation as described in section 2.3 (c).

          2. Section 6.1(b)(i) of the Agreement will be deleted from the Agreement, and Section 6.1(b)(ii) of the Agreement will be re-numbered to Section 6.1(b)(i).

          3. The first sentence of Section 6.1(b)(iii) of the Agreement will be deleted from the Agreement, and Section (b)(iii) of the Agreement will be re-numbered to Section 6.1(b)(ii).

          4. Section 1.4 of the Agreement will be amended on the date hereof, so as to read as follows:

               "1.4 The term "Patents" shall mean all valid and enforceable claims of patents and patent applications related to Polyactive owned by or controlled by Licensor, which are filed prior to the execution date of the patent assignment (in the form set forth in Appendix B hereto) by Licensor pursuant to the exercise of the Purchase Option by Licensee. The Patents, patent applications, and short particulars of which shall be described in Appendix A hereto".

          5. Section 12.9 will be added to the Agreement and will contain the following wording:

               "Licensee will sell to the Licensor, at its request, polyactive material and/or polyactive material product at prices no less favourable then the best price offered to any other customer of the Licensee for such quantities, for three years as of the date hereof."

          6. Appendix A to the Agreement will be replaced by the amended Appendix A, of which a copy is attached to this Amendment.

          7. Appendix B to the Agreement will be replaced by the amended Appendix B, of which a copy is attached to this Amendment.

          8. Licensor confirms that there is no default by Licensee as referred to in Section 2.3 of the Agreement as hereby amended.


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

          9. Following the execution and implementation of this Amendment it is understood that the Agreement will be deemed to have been terminated with the exception of Section Sections 4 ("Confidentiality"), 8.2 ("Warranties"), 11.8 (no release of obligations matured prior to termination), 12.2 (jurisdiction) and 12.4 (applicable law).

          10. HC Implants B.V. and Osteotech, Inc., each in capacity as Licensor, warrant and represent, both severally and jointly, to Licensee that (i) the Patents are in full force and effect, are vested in and are legally and beneficially owned by the relevant Licensor, are valid and enforceable, and none of them is being used, claimed, opposed or attached by any other person, and (ii) no right or license has been granted to any third party, other than to Licensee, to use in any manner or to do anything which would or might otherwise infringe any of the Patents and no act has been done, omitted or permitted by Licensor whereby any of the Patents have ceased or might cease to be valid and enforceable.

     IN WITNESS WHEREOF, the Licensor and the Licensee have executed this Amendment as of the date set forth above.



     -----------------------------------     -----------------------------------
     H.C. Implants B.V.                      ISOTis N.V.
     By:                                     By:
     Date:                                   Date:
     At:                                     At:

     -----------------------------------
     Osteotech, Inc.
     By:
     Date:
     At:

     Annexes to this Amendment:

     1.    License and Option Agreement of 27 June 1997
     2.    Appendix A (List of Patents)
     3.    Appendix B (Patent Assignment)
     4.    Appendix C (Assignment registration forms)


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